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                                                                     Exhibit 3.2

                            MBNA AMERICA BANK, N.A.
                               Composite Bylaws
                      (As amended through April 22, 1996)

                           MEETINGS OF SHAREHOLDERS

     SECTION 1. The regular annual meeting of the shareholders of this Association, for the election of directors and for the transaction of such other business as properly may come before the meeting, shall be held at its Main Office in Wilmington, Delaware, or any other convenient place duly authorized by the Board of Directors, in April each year, in accordance with the provisions of its Articles of Association and the laws of the United States; but if no such election is held on that day, it may be held at any regular adjournment of the meeting or at a subsequent special meeting. The holders of a majority of the outstanding shares entitled to vote, and represented at any meeting of the shareholders, may choose persons to act as chairman and as secretary of the meeting. (As amended 6/16/95)

     The Board of Directors of the Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum (10%) of the stock of the Association, may call a special meeting of shareholders at any time. Notice of the time and place of every regular annual meeting, and of the time, place and purpose of every special meeting of the shareholders shall be given by firstclass mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association. The Board of Directors may fix a record date subsequent to the date on which such action is taken by the Board of Directors, not less than 10 days and not more than 30 days prior to any regular or special meeting of shareholders, to determine from the stock records of the Bank at the close of business on said date the shareholders entitled to notice of and to vote at such meeting. The business transacted at a special meeting of the shareholders shall be limited to that specified in the notice of the meeting.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of outstanding capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be so mailed or delivered to the President and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which notice of meeting was mailed. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.
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     SECTION 2. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of such meeting.

     In deciding on questions at meetings of shareholders each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders at the meeting except in cases where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected.

     With respect to every meeting of the shareholders, a record showing the names of the shareholders present and the number of shares of stock held by each, the names of shareholders represented by proxy and the number of shares held by each, and the names of the proxies, shall be made. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for director. This record shall be included in the minute book of the Association. After each meeting of the shareholders, there shall be forwarded to the Comptroller of the Currency a report thereof, in the form prescribed by the Comptroller of the Currency.

     SECTION 3. At any meeting of shareholders the presence, in person or by proxy, of the holders of a majority of the shares of stock of the Association shall constitute a quorum. In the absence of a quorum, the shareholders present in person or by proxy at any meeting, or adjournment thereof, may, by vote of a majority of the shares so present, adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 4. Any action required or permitted to be taken at any meeting of shareholders (including any annual meeting) may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and any other shareholders entitled to notice of a meeting of shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Association.

                                   DIRECTORS

     SECTION 5. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders. At any meeting of the shareholders held for the purpose of electing directors the number of directors may be determined by a majority of the vote cast by the shareholders in person or by proxy.

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     The directors shall hold office for one year and until their successors are elected and have qualified.

     Each person elected or appointed a director must take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a director shall exercise the functions of such office until he has taken such oath and signed such prescribed form, which form shall be transmitted promptly to the Comptroller of the Currency.

     Any vacancies occurring in the Board of Directors shall be filled by appointment by the remaining directors, and any director so appointed shall hold office until the next election.

     Following the annual meeting of the shareholders, the Chairman, or the Secretary of the meeting shall notify promptly the directors-elect of their election, and they shall meet promptly for the purpose of taking their oaths, organizing the new Board, appointing officers and fixing salaries for the ensuing year, and for transacting such other business as may properly come before the meeting.

     The Board of Directors may meet at stated times or otherwise in its discretion and shall meet at any time upon call of its Chairman, its Vice Chairman, the President or any three members of the Board.

     Each member of the Board of Directors shall be given notice at least one day before such meeting, by telephone, telegram, letter, or in person, stating the time and place of each such special meeting, excepting the organization meeting following the election of directors. The Board may take action by unanimous consent as provided in Section 7 of these Bylaws.

     A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If, at the time fixed for the meeting, including the organization meeting following the election of directors, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

     A majority of those directors present and voting at any meeting of the Board of Directors shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     SECTION 6. The Board of Directors may fix the fees for attendance to be paid to directors and to members of any committee who are not salaried officers or employees of the Association.

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     SECTION 7. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

                                   COMMITTEES

     SECTION 8. Executive Committee.  The Board of Directors may appoint an
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Executive Committee comprised of one or more directors of the Association.  If it appoints an Executive Committee, the Board of Directors shall appoint its members, all of whom shall serve at the pleasure of the Board of Directors. The Chairman of the Board shall be the Chairman of the Executive Committee, unless the Board of Directors appoints another director as Chairman. Except as otherwise determined by the Board of Directors, the Executive Committee shall have power between meetings of the Board of Directors to exercise any or all of the powers of the Board of Directors, to the extent permitted by law, in the management of the business and affairs of the Association. The Executive Committee shall report its actions to the Board of Directors not later than the next regular meeting of the Board of Directors. Meetings of the Executive Committee may be called by its Chairman. A majority of the members of the Executive Committee shall constitute a quorum. (as amended July 13, 1994)

     SECTION 9.  Treasury and Loan Committee.  The Board of Directors may
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appoint a Treasury and Loan Committee.  If it appoints a Treasury and Loan
Committee, the Board of Directors shall appoint the members of the Treasury and Loan Committee, all of whom shall serve at the pleasure of the Board of Directors, shall designate one of the members as Chairman, and shall specify the power and duties of the Treasury and Loan Committee. Any director or officer may be appointed a member of the Treasury and Loan Committee and may attend meetings, but only members who are directors shall be entitled to vote at meetings. The Treasury and Loan Committee shall report its actions to the Board of Directors not later than the next regular meeting of the Board of Directors. Meetings of the Treasury and Loan Committee may be called by its Chairman. A majority of the members of the Treasury and Loan Committee shall constitute a quorum. (as amended July 13, 1994)

     SECTION 10.  Other Committees.  The Board of Directors may establish other
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committees having such powers and duties as it may determine. (as amended July
13, 1994)

                                    OFFICERS

     SECTION 11. The Board of Directors may appoint from among its members a Chairman of the Board and one or more Vice Chairmen of the Board, shall appoint a President, one or more Vice Presidents and a Cashier, and may discharge any such officers and appoint others to take their places. The Board of Directors or the Executive Committee may appoint such other officers and employees in addition to the officers designated above as may be required to transact the business of the Association, and may dismiss any such other officers and

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employees and appoint others to take their place, or, if authorized by resolution of the Board of Directors, the Chairman of the Board of Directors, or the Vice Chairman of the Board of Directors, or the President may appoint or dismiss any other officers and employees, including any officers designated as Vice Presidents, and appoint others to take their place. Salaries to be paid to all officers and employees shall be fixed in such manner as the Board of Directors may determine from time to time. (As amended 4/23/91)

     The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. The President shall be the chief executive officer of the Association, shall have general charge and supervision of the policies and affairs of the Association, shall have such other duties and functions as are provided in these Bylaws, and as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

     The Vice Chairmen of the Board of Directors, if any, shall have such duties and functions as are provided in these Bylaws and as from time to time may be assigned to them by the Board of Directors, the Executive Committee, or the Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, the Vice Chairmen of the Board of Directors shall perform the duties and exercise the functions of the Chairman of the Board of Directors. (As amended 4/23/91)

     The Cashier shall be responsible for all the duties and responsibilities prescribed by applicable law; shall be responsible for the minute books of the Association, in which he shall maintain and preserve the organization papers of the Association, the Articles of Association, the Bylaws, and the proceedings of regular and special meetings of the shareholders, the Board of Directors and the Executive Committee; shall be responsible for the custody of the seal of the Association, and shall be responsible for such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, or the President. The Assistant Cashier or a Vice President may, in the absence of the Cashier, perform the duties of the Cashier.

     Such other officers as may be appointed by the Board of Directors or otherwise under provisions of this Section shall perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or the President.

     The officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

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     Each officer and employee of the Association shall be bonded in an amount and with surety satisfactory to the Board of Directors, conditioned for the honest and faithful performance of the duties of such officer or employee. Such bonds may be in schedule or blanket form, and the premiums shall be paid for by the Association. The amount of such bonds, the form of coverage, and the company or companies providing the surety therefor, shall be approved by the Board of Directors at least once during each twelve months' period.

                                     STOCK

     SECTION 12. The capital stock of the Association shall be assignable and transferable only on the books of the Association. A stock record shall be maintained in which all assignments and transfers of stock shall be made.

     Certificates of stock, signed manually by or bearing the printed or lithographed signature of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, a Vice President, or an Assistant Vice President, and countersigned manually by the Cashier or an Assistant Cashier, or by any other officer, shall be issued to shareholders. When stock is transferred the certificate shall be returned to the Association and new certificates issued. The returned certificates shall be cancelled and preserved for record purposes. Certificates of stock shall meet the requirements of Section 5139 of the Revised Statutes and shall state upon the face thereof that the stock is transferable only upon the books of the Association. New certificates for shares of stock destroyed or lost may be issued upon satisfactory proof of such loss or destruction, and upon giving bond satisfactory in form and with satisfactory surety indemnifying the Association against loss or liability and subject to such other requirements as may be prescribed by the Board of Directors.

                        CONTRACTS AND OTHER INSTRUMENTS

     SECTION 13. The Board of Directors may from time to time determine by resolution what officers or combinations thereof, employees or combinations thereof, or combinations of officers and employees shall be authorized to sign contracts, checks, drafts, deeds, conveyances, assignments, leases, releases, bills of sale and other instruments.

                                 BANKING HOURS

     SECTION 14. The offices of the Association and Departments thereof shall be open for business during hours as fixed from time to time by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or the President.

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                                      SEAL

     SECTION 15. The corporate seal of the Association shall consist of a circular die around the margin of which shall be the words "MBNA America Bank, National Association" and in the center of which is the date "1991". (As amended 1/30/91)

                                  EMERGENCIES

     SECTION 16. During the period of an emergency declared by the President of the United States, or the person performing his functions, of a nature and sufficient severity to prevent the conduct and management of the affairs and business of the Association by its directors, officers and committees in the manner contemplated by these Bylaws (other than this Section) any three or more available members of the Board of Directors shall constitute a quorum of the Board of Directors for the full conduct and management of the affairs and business of the Association. Other provisions of the Bylaws or resolutions contrary to or inconsistent with the provisions hereof shall be suspended until it shall be determined by said interim Board of Directors that it shall be to the advantage of the Association to resume the conduct and management of its affairs and business under all the other provisions of the Bylaws and Resolutions. If during any such emergency any authorized place of business of the Association shall be unable to function, all or part of the business ordinarily conducted at such location may be relocated elsewhere in suitable quarters as may be designated by the said interim Board of Directors, or by such persons as are then conducting the affairs of the Association. Any such temporarily relocated place of business of the Association shall be returned to its legally authorized location as soon as practicable.

                                INDEMNIFICATION

     SECTION 17. The Association shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Association shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Association shall indemnify its directors and officers who, while serving as directors or officers of the Association, also serve at the request of the Association as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Section shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Any director or officer seeking indemnification within the scope of this Section shall be entitled to advances from the Association for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law.

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The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Section shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

The provisions of this Section shall be subject to all requirements of federal law and regulations issued by federal banking authorities in respect of such laws.

References to the Maryland General Corporation Law, federal law, or federal banking law and regulations (collectively "Laws") in this Section are to the Laws as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Section based on any event, omission or proceeding prior to the amendment. (As amended by adding this new Section 17 and renumbering existing Section 17 as Section 18 4/23/91)

                              AMENDMENT OF BYLAWS

     SECTION 18. The corporate governance procedures of the Association shall, to the extent not inconsistent with federal laws and regulations or safe and sound banking practices, be governed by and construed in accordance with the laws of the State of Maryland. (As amended by adding this new Section 18 and renumbering existing Section 18 as Section 19 4/22/96)


     SECTION 19. These Bylaws may be amended or added to by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for the purpose, or by unanimous consent of the Board as provided herein.


Adopted:  1/23/91
Amended:  1/30/91
          4/23/91
          1/21/92
          7/13/94
          6/16/95
          4/22/96

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